                                                                EXHIBIT 10.4.2


THE SHARES OF COMMON STOCK REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                             STOCK PURCHASE WARRANT
                             ----------------------

         This Stock Purchase Warrant (the "Warrant") is issued this 26th day of June, 1998, by CHECK INTO CASH, INC., a Delaware corporation (the
"Company"), to SIRROM CAPITAL CORPORATION, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

                                   AGREEMENT:

         1.  Issuance of Warrant; Term.
             --------------------------
             (a) For and in consideration of SIRROM CAPITAL CORPORATION making a loan to the Company in an amount of up to Three Million Five Hundred Thousand and no/100ths Dollars ($3,500,000.00) (the "Loan") pursuant to a secured promissory note of even date herewith (the "Note") and a related Amended and Restated Loan Agreement dated February 28, 1997 (as previously or hereafter amended and as amended on the date hereof, the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 723 shares (the "Base Amount") of the Company's common stock (the "Common Stock"), which the Company represents to equal three-fourteenths (3/l4ths) of 0.25% of the capital stock of the Company on the date hereof, calculated on a fully diluted basis after exercise.

             (b) The Base Amount as set forth in Section 1(a) above is based on the Company borrowing an initial amount of $750,000 under the Note (the "Initial Draw"). If the Company borrows more than the Initial Draw under the Note, the Base Amount will increase automatically at the time of each advance on the following basis: With respect to each additional $250,000 that is borrowed by the Company under the Note in excess of the Initial Draw (regardless of whether Borrower has prepaid any of the principal amount of the Note), the Company hereby grants to the Holder the right to purchase an additional 241 shares of the Common Stock which the Company represents to equal one-fourteenth (1/14th) of 0.25% of the capital stock of the Company on the date hereof, calculated on a fully diluted basis after exercise. Such adjustments shall occur automatically without further action by the parties and the Base Amount shall increase in accordance with such adjustments. By way of illustration, if the Company borrows an additional $2,000,000 under the Note, the Holder shall have the right to purchase 1933 shares which represents four-sevenths (4/7ths) of 0.25% of the capital stock of the Company on the date hereof calculated on a fully diluted basis after exercise.

             (c) The Holder shall not have the right to exercise this Warrant prior to October 15, 1998. If the Loan is paid in full prior to October 15, 1998, the Holder shall have no right to purchase any shares of the Common Stock hereunder.

             (d) Notwithstanding the foregoing, regardless of the amount of the indebtedness evidenced by the Note which is outstanding on January 21, 1999 and regardless of the aggregate amount of the Loan which has previously been advanced to the Company, in the event that any portion of the indebtedness evidenced by the Note is outstanding on January 21, 1999, the Base Amount shall be 3,383 shares which the Company represents to equal 0.25% of the capital stock of the Company on the date hereof, calculated on a fully diluted basis after exercise.

             (e) Notwithstanding the foregoing, in the event any portion of the indebtedness evidenced by the Note is outstanding on June 26, 1999, the Base Amount shall increase automatically, without further action by the parties, to 20,553 shares of the Common Stock which the Company represents to equal 1.5% of the capital stock of the Company on the date hereof, calculated on a fully diluted basis after exercise. In such event, the Company hereby grants to the Holder the right to purchase such increased Base Amount.

             (f) Notwithstanding the foregoing, in the event any portion of the indebtedness evidenced by the Note is outstanding on June 26, 2001, the Base Amount shall increase automatically, without further action by the parties, to 24,039 shares of the Common Stock which the Company represents to equal 1.75% the capital stock of the Company on the date hereof, calculated on a fully diluted basis after exercise. In such event, the Company hereby grants to the Holder the right to purchase such increased Base Amount.

             (g) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until January 31, 2001. For purposes of this Warrant the term "fully diluted basis" shall be determined in accordance with generally accepted accounting principles as of the date hereof.

         2. Exercise Price. The exercise price (the "Exercise Price") per share
            --------------
for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One Cent ($.01).

         3. Exercise. This Warrant may be exercised by the Holder hereof (but
            --------
only on the conditions hereinafter set forth) in whole or in part, upon delivery of written notice of intent to exercise to the Company in the manner and at the address set forth in Section 14 hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a fair market value equal to the aggregate Exercise Price. In the absence of an established public market for the Common Stock, fair market value shall be established by the Company's board of directors in a commercially reasonable manner. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

         4. Covenants and Conditions. The above provisions are subject to the
            ------------------------
following:

            (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Chambliss, Bahner & Stophel, P.C. is acceptable counsel).
         Transfer of the Shares shall be
         restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

             THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
             (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

             (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

             (c) In the event that the Company sells shares of the Company's capital stock at a price below the fair market value of such shares, the number of shares of Common Stock issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of shares then issuable pursuant to this Warrant prior to such sale by a fraction, the numerator of which shall be the product of (x) the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, multiplied by
         (y) the fair market value of a share of Common Stock immediately prior to such issuance or sale and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the fair market value of a share of Common Stock immediately prior to such issuance or sale, plus (ii) the aggregate amount of the consideration received by the Company upon such issuance or sale (as illustrated on Schedule I hereto).

         5.  Transfer of Warrant. Subject to the provisions of Section 4 hereof,
             -------------------
this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

         6.  Warrant Holder Not Shareholder; Rights Offering; Preemptive Rights;
             -------------------------------------------------------------------
Preference Rights. Except as otherwise provided herein, this Warrant does not
-----------------
confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder. The Company shall not issue any securities which entitle the holder thereof to obtain any preference over holders of Common Stock upon the dissolution, liquidation, winding-up, sale, merger, or reorganization of the Company without the prior written consent of the Holder.

         7.  Observation Rights. The Holder of this Warrant shall (a) receive
             ------------------
notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity, (b) receive copies of all notices, packages and documents provided to members of the Company's Board of Directors for each board of directors meeting, and (c) receive copies of all actions taken by written consent by the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full. Holder agrees to hold as confidential information received pursuant to this Section 7, to the same extent as if Holder were a director of the Company.

         8.  Adjustments Upon Changes in Stock.
             ---------------------------------

             (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

             (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or any other security or a right to acquire a fractional share of Common Stock or any other security, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated. The provisions of this paragraph shall similarly apply to successive mergers, consolidations, exchanges of shares, separations, reorganizations or liquidations, or other similar events. Upon any merger, consolidation, exchange of shares, separation, reorganization, liquidation or other similar event hereinabove referred to, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities, property, assets and cash receivable upon the exercise of this Warrant after the consummation of such merger, consolidation, exchange of shares, separation, reorganization, liquidation or other similar event, as the case may be.

         9.  Put Agreement.
             -------------
             (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant for a period of 60 days immediately prior to the expiration thereof, at a purchase price (the "Purchase Price") equal to the excess of the Fair Market Value (as hereinafter defined) of the shares of Common Stock then issuable to Holder upon exercise of this Warrant over the aggregate exercise price payable upon exercise of this Warrant.

             (b) The Holder may exercise the Put by giving written notice to the Company of such exercise in the manner and at the address of the Company set forth in Section 14 hereof. The Company shall pay to the Holder, in cash or certified or cashier's check, the Purchase Price in exchange for the delivery to the Company of this Warrant within thirty
         (30) days of the receipt of written notice, addressed as set forth in
         Section 3 hereto, from the Holder of its intention to exercise the Put.

             (c) For purposes of this Section 9, the Fair Market Value of the shares of Common Stock of the Company issuable pursuant to this Warrant shall be the average trading price of shares of Common Stock during the week preceding the date of purchase or if the Common Stock is not publicly traded at such time shall be determined as follows:

                  (i) The Company and the Holder shall each appoint an independent, experienced appraiser who is a member of a recognized professional association of business appraisers or of an investment banking firm. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, taking into consideration that such shares would constitute a minority interest, and would lack liquidity, and further assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

                  (ii) If the higher of the two appraisals is not greater than 10% more than the lower of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the higher of the two appraisals is 10% or more higher than the lowest of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.

                  (iii) The Fair Market Value after the appointment of the third appraiser shall be the arithmetic mean of the three appraisals.

                  (iv) The fees and expenses of the appraisers shall be paid one-half by the Company and one-half by the Holder.

                  (v) The Put shall terminate upon the Company's successful completion of a bona fide underwritten public offering of its capital stock with net proceeds to the Company of at least $10,000,000 ("IPO"), or upon the conversion of this Warrant into the right to receive a publicly traded security of an entity having an aggregate market value of at least $30,000,000.

         10. Registration.
             ------------

             (a) The Company and the Holders of this Warrant and the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering, it will give notice in writing to such effect to the Holder(s) at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of counsel to such Holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such Holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten, the Shares included in such registration shall be included in such underwriting, and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering and such underwriting only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder, but in no event shall the total number of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder) and any Shares not so included shall not be registered in such registration statement.

             (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

                  (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) one hundred eighty
             (180) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

                  (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b) (i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                  (iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

                  (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

                  (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                  (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

                  (vii) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

                  (viii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  (ix) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

               (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and to obtain at the earliest possible moment the withdrawal of any such order, if entered.

               (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

               (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

               (xiii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in primary underwritten offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the holders of a majority of the

          Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

               (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

          (c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s).

          (d) The Company's obligations under Section 10(a) above with respect to each Holder are expressly conditioned upon such Holder's furnishing to the Company in writing such information concerning such holder and the terms of such

     Holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement and in the event that the offering is underwritten, upon such Holder executing an underwriting agreement in customary form. If any registration statement including any of the Shares is filed, then the Company shall indemnify each holder thereof (and each underwriter for such Holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such Holder expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such Holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

          (e) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding.

     11.  Certain Notices.  In case at any time the Company shall propose to:
          ---------------

          (a)  declare any cash dividend upon its Common Stock;

          (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

          (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation;

          (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

          (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;


then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

12.  Rights of Co-Sale.
     -----------------

     (a)  Co-Sale Right.  Neither W. Allan Jones, Jr. nor Janie P. Jones
          -------------
(collectively, "Selling Shareholder") shall enter into any transaction that would result in the sale by him or her of any Common Stock now or hereafter owned by him or her other than transfers to family members, transfers to trusts for the benefit of family members which agree to be bound by the terms of this paragraph 12, or transfer's to affiliates of a Selling Shareholder, which agree to be bound by the terms of this paragraph 12, unless prior to such sale the Selling Shareholder shall give notice to Holder of his or her intention to effect such sale in order that Holder may exercise its rights under this Section 12 as hereinafter described. such notice shall set forth (i) the number of shares to be sold by the Selling Shareholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by the Selling Shareholder to use his or her best efforts to cause to be included with the shares to be sold by him or her in the sale, on a pro rata basis and on the same terms and conditions, the Shares issuable or issued to Holder pursuant this Warrant.

     (b)  Rejection of Co-Sale Offer.  If Holder has not accepted such offer in
          --------------------------
writing within a period of ten (10) days from the date of receipt of the notice, then the

     Selling Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in such notice, at a price no greater than the price set forth in such notice and on otherwise no more favorable terms to the Selling Shareholder than as set forth in such notice, without any further obligation to Holder in connection with such sale. In the event that the Selling Shareholder fails to consummate such sale within such ninety-day period, the shares specified in such notice shall continue to be subject to this Section.

          (c)  Acceptance of Co-Sale Offer.  If Holder accepts such offer in
               ---------------------------
     writing within such ten (10) day period, such acceptance shall be irrevocable unless the Selling Shareholder shall be unable to cause to be included in his sale the number of Shares of stock held by Holder and set forth in the written acceptance. In that event, the Selling Shareholder and Holder shall participate in the sale pro rata based on their respective ownership interests in the Company.

     13. Stock Option Plan.  Notwithstanding anything contained herein to the
         -----------------
contrary, the Company may establish an employee stock incentive plan pursuant to which stock grants or options to purchase a number of shares of the Company's common stock not to exceed 15% of the shares outstanding may be granted to the Company's employees; provided, however, that the exercise price per share of capital stock under each option granted under the option plan shall in no event be less than l00% of the fair market value of the capital stock on the date such option is granted.

     14. Notice.  Any and all notices, elections or demands permitted or
         ------
required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telescoped, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this
Warrant:

The Address of Holder is:          Sirrom Capital Corporation
                                   Suite 200
                                   500 Church Street
                                   Nashville, TN 37219
                                   Attention:  John C. Harrison
                                   Telecopy No. 615/726-1208
with a copy to:                    Chambliss, Bahner & Stophel, P.C.
                                   1000 Tallan Building
                                   Two Union Square
                                   Chattanooga, TN 37402
                                   Attention:  J. Patrick Murphy, Esq.
                                   Telecopy No. 423/265-9574

The Address of Company is:         Check into Cash, Inc.
                                   205 Second Street, N.W.
                                   Jones Building
                                   Cleveland, TN 37364-1015
                                   Attention:  W. Allan Jones, Jr.
                                   Telecopy No. 423/476-9200

 with a copy to:                   Alston & Bird, LLP
                                   One Atlantic Center
                                   1201 Peachtree Street
                                   Atlanta, GA 30309-3424
                                   Attn.:  David E. Brown, Jr.
                                   Telecopy No. 404/881-7777

     15.  Equity Participation.  This Warrant is issued in connection with the
          --------------------
Loan Agreement. It is intended that this Warrant constitute an equity participation under and pursuant to T.C.A. (S)47-24-101, et seq. and that such
                                                         -------
equity participation be permitted under said statutes and not constitute interest on the Note. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant, the Loan Agreement, or any other agreement or document executed in connection with the Loan Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant, the Loan Agreement, or any other document or instrument executed in connection with the Loan Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Note.

     16.  Severability.  If any provisions(s) of this Warrant or the application
          ------------
thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     17.  Entire Agreement.  This Warrant between the Company and Holder
          ----------------
represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

     18.  Governing Law.  This warrant shall be governed by the laws of the
          -------------
State of Tennessee applicable to agreements made entirely within the State.

     19.  Counterparts.   This Warrant may be executed in any number of
          ------------
counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

     20.  Consent to Jurisdiction; Exclusive Venue.  The Company hereby
          ----------------------------------------
irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Holder may be a party and which concerns this Warrant. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Holder agrees to the contrary in writing.

     21.  Waiver of Trial by Jury.  HOLDER AND THE COMPANY HEREBY KNOWINGLY AND
          -----------------------
VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS WARRANT.




                        [Space Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                       CHECK INTO CASH, INC., a Delaware
                                       corporation


                                       By: /s/ Fred Krosner
                                          -------------------------------------

                                       Title:        V.P.
                                             ----------------------------------


                                       SIRROM CAPITAL CORPORATION, a
                                       Tennessee corporation



                                       By: /s/ Kim Stringfield
                                          -------------------------------------

                                       Title:  Treasurer
                                             ----------------------------------

     The undersigned shareholders join in the execution of this Warrant for the purposes of acknowledging and agreeing to be bound by Section 12 hereof.

                                        /s/ W. Allan Jones, Jr.
                                       -----------------------------------------
                                       W.  Allan Jones, Jr.

                                        /s/ Janie P. Jones
                                       -----------------------------------------
                                       Janie P. Jones

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                       CHECK INTO CASH, INC., a Delaware
                                       corporation


                                       By: /s/ Fred Krosner
                                          -------------------------------------

                                       Title:          VP
                                             ----------------------------------


                                       SIRROM CAPITAL CORPORATION, &
                                       Tennessee corporation


                                       By: [Signature Appears Here]
                                          -------------------------------------

                                       Title:
                                             ----------------------------------


     The undersigned shareholders join in the execution of this Warrant for the purposes of acknowledging and agreeing to be bound by Section 12 hereof.


                                       /s/ W. Allan Jones, Jr.
                                       ----------------------------------------
                                       W. Allan Jones, Jr.



                                       /s/ Jamie P. Jones
                                       ----------------------------------------
                                       Jamie P. Jones

                                   SCHEDULE I
                                   ----------

                     Illustration of Anti-Dilution Provision
                     ---------------------------------------

Assumptions:

Outstanding Common Stock:                100,000 Shares
(fully diluted)

Fair Market Value per share:             $10

New Issuance:                            20,000 Shares

New Issue Price (all in)                 $8

Debt Warrant:                            10,000 Shares

FMV of Warrant Shares:                   $100,000 ($10 x 10,000 shares)

Formula:

          10,000 x            (120,000 x $10)
                    ------------------------------------
                    (100,000 x $10)  +  (20,000 x $8)

          10,000 x 1,200,000
                   ---------
                   1,160,000

          10,000 x 1.0345

Adjusted No. of Warrant Shares:              10,344.83

Percentage of Outstanding:    10,344.83 = 0.0862
                              ---------
                              120,000

FMV of Adj. Warrant Shares:    .0862 x 1,160,000 = $100,000

                                       20